"WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ________________ ."

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE _________________ ."

CERTIFICATE ___________

REPRESENTING _____________ WARRANTS

NON-TRANSFERABLE SHARE PURCHASE WARRANT

RESPONSE BIOMEDICAL CORP.

(Incorporated under the laws of the Province of British Columbia)

This is to certify that, for value received, ___________________ (the "Warrant Holder") of _______________________ has the right to purchase from Response Biomedical Corp. (the "Company"), upon and subject to the terms and conditions hereinafter referred to, ___________ common shares without par value (the "Shares") in the capital of the Company. The Shares may be purchased at the price of ____________ per Share (the "Exercise Price") at any time prior to 5:00 p.m. (local Vancouver time) _________________________ . The right to purchase the Shares may be exercised in whole or in part, by the Warrant Holder only, at the Exercise Price within the times set forth above by:

(a)	completing and executing the form (the "Subscription Form") attached hereto for the number of the Shares which the Warrant Holder wishes to purchase, in the manner therein indicated;

(b)	surrendering this Warrant Certificate, together with the complete Subscription Form, to Computershare Investor Services, Inc., 510 Burrard Street, Vancouver, BC, V6C 3B9; and

(c)
paying the appropriate Exercise Price, in Canadian funds, for the number of the Shares of the Company subscribed for, either by certified cheque or bank draft (drawn on a Canadian Chartered Bank) or money order payable to the Company in Vancouver, British Columbia.

Upon surrender and payment, the Company shall issue to the Warrant Holder or to such other person or persons as the Warrant Holder may direct, the number of the Shares subscribed for and will deliver to the Warrant Holder, at the address set forth on the subscription form, a certificate or certificates evidencing the number of the Shares subscribed for. If the Warrant Holder subscribes for a number of Shares which is less than the number of Shares permitted by this Warrant, the Company shall forthwith cause to be delivered to the Warrant Holder a further Warrant Certificate in respect of the balance of Shares referred to in this Warrant Certificate not then being subscribed for.

In the event of any subdivision of the common shares of the Company (as such common shares are constituted on the date hereof) into a greater number of common shares while this Warrant is outstanding, the number of Shares represented by this Warrant shall thereafter be deemed to be subdivided in like manner and the Exercise Price adjusted accordingly, and any subscription by the Warrant Holder for Shares hereunder shall be deemed to be a subscription for common shares of the Company as subdivided.

In the event of any consolidation of the common shares of the Company (as such common shares are constituted on the date hereof) into a lesser number of common shares while this Warrant is outstanding, the number of Shares represented by this Warrant shall thereafter be deemed to be consolidated in like manner and the Exercise Price adjusted accordingly, and any subscription by the Warrant Holder for Shares hereunder shall be deemed to be a subscription for common shares of the Company as consolidated.

In the event of any capital reorganization or reclassification of the common shares of the Company or the merger or amalgamation of the Company with another corporation at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of purchase of the Shares hereunder the number of common shares the Warrant Holder would have been entitled to receive in respect of the number of the Shares so purchased had the right to purchase been exercised before such capital reorganization or reclassification of the common shares of the Company or the merger or amalgamation of the Company with another corporation.

If at any time while this, or any replacement, Warrant is outstanding:

(a)	the Company proposes to pay any dividend of any kind upon its common shares or make any distribution to the holders of its common shares;

(b)	the Company proposes to offer for subscription pro rata to the holders of its common shares any additional shares of stock of any class or other rights;

(c)	the Company proposes any capital reorganization or classification of its common shares or the merger or amalgamation of the Company with another corporation; or

(d)	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give to the Warrant Holder at least seven days prior written notice (the "Notice") of the date on which the books of the Company are to close or a record is to be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, amalgamation, dissolution, liquidation or winding-up. The Notice shall specify, in the case of any such dividend, distribution or subscription rights, the date on which holders of common shares of the Company will be entitled to exchange their common shares for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be. Each Notice shall be delivered by hand, addressed to the Warrant Holder at the address of the Warrant Holder set forth above or at such other address as the Warrant Holder may from time to time specify to the Company in writing.

The holding of this Warrant Certificate or the Warrants represented hereby does not constitute the Warrant Holder a member of the Company.

Nothing contained herein confers any right upon the Warrant Holder or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to 5:00 p.m. local time in Vancouver, B.C. on ________________________ and from and after such time, this Warrant and all rights hereunder will be void.

The Warrants represented by this Warrant Certificate are non-transferable. Any Shares issued pursuant to this Warrant will bear the following legends:

"WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL _______________________ ."

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE ___________________________ ."

Time will be of the essence hereof.

This Warrant Certificate is not valid for any purpose until it has been signed by the Company.

IN WITNESS WHEREOF, the Company has caused its common seal to be hereto affixed and this Warrant Certificate to be signed by any one of the directors of the Company as of the ______________th day of _____________________ , 2003.

RESPONSE BIOMEDICAL CORP. Per:

William J. Radvak

SUBSCRIPTION FORM

To:	Response Biomedical Corp. (the "Company")
And to:	the directors thereof.

Pursuant to the Share Purchase Warrant made the __________ day of _____________ , ___________ the undersigned hereby subscribes for and agrees to take up _______________ common shares without par value (the "Shares") in the capital of the Company, at a price of _______________ (Canadian) per Share for the aggregate sum of $ _______________ (the "Subscription Funds"), and encloses herewith a certified cheque, bank draft or money order payable to the Company in full payment of the Shares.

The undersigned (the "Subscriber") hereby requests that upon receipt of the Subscription Funds by the Company:

(a)	the Shares be allotted to the person set out under the registration directions shown below;

(b)	the name and address of the person set out under the registration directions shown below be entered in the registers of members and allotments of the Company;

(c)	the Shares be issued to the person set out under the registration directions shown as fully paid and non-assessable common shares of the Company; and

(d)	a share certificate representing the Shares be registered in accordance with the registration directions shown below.

Dated this _______ day of ______________ , 200__.

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on the share certificate representing the Shares and in the register of members.)

Full Name(1):

Full Address:

Signature of Subscriber(1):

(1)If the name above differs from the name of the Subscriber, then please complete the following guarantee:	Signature of Subscriber guaranteed by: _____________________________________________________ Authorized Signature Number

NOTE: The signature to this Subscription Form must correspond with the name as recorded on the Warrant Certificate accompanying this Subscription Form in every particular without alteration or enlargement or any change whatever. If not, the signature of the person executing this power must be guaranteed by a Bank or Trust Company or by a Member of the TSX Venture, TSX, or New York Stock Exchange.